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                                                                     EXHIBIT 3.1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                                                                          PAGE 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SOLUTIONSAMERICA ON-LINE, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.



                                    EDWARD J. FREEL
                   [SEAL]      ---------------------------
                                    Edward J. Freel,
                                   Secretary of State



3056948  8100                        AUTHENTICATION:  0049663

991455709                                      DATE:  10-27-99

                                   EXHIBIT A

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/16/1999
                                                           991293250 - 3056948

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SOLUTIONSAMERICA ON-LINE, INC.

     FIRST: The name of the corporation is SOLUTIONSAMERICA ON-LINE, INC.

     SECOND: The registered office of the corporation is the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, County of New Castle, 19801. The registered agent of the corporation at that address is Delaware Corporations Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that the corporation is authorized to issue is eleven million (11,000,000) shares consisting of ten million (10,000,000) shares of common stock having a par value of $.0001 per share, and one million (1,000,000) shares of preferred stock having a par value of $.0001 per share.

     The Preferred Stock shall be issuable in one or more series of classes within a series, with each series or class to consist of such number of shares and to have such name, powers, designations, preferences, and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided in a resolution or resolutions adopted by the board of directors. In furtherance and not in limitation of the foregoing, the board of directors is expressly authorized to fix the voting rights, if any, of any series or class of series of Preferred Stock.

     The number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.


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     SEVENTH: The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     EIGHTH: The incorporator is Delaware Corporations Inc., whose mailing address is 800 Delaware Avenue, P.O. Box 8702, Wilmington, DE 19899.

     THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed by an authorized officer this 16th day of July, 1999.


                                             DELAWARE CORPORATIONS INC.,
                                             Sole Incorporator

                                        By:  /s/ ROBIN G. BROOKS
                                             -------------------------------
                                             Robin G. Brooks, Vice President


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